Exhibit 10-9-5
FIFTH AMENDMENT AND WAIVER
TO GANNETT JANUARY 2005 CREDIT AGREEMENT
This FIFTH AMENDMENT AND WAIVER, dated as of September 30, 2010 (this “Amendment and Waiver”), to the Competitive Advance and Revolving Credit Agreement, dated as of December 13, 2004 and effective as of January 5, 2005, as amended by the First Amendment thereto, dated as of February 28, 2007 and effective as of March 15, 2007, as further amended by the Second Amendment thereto, dated as of October 23, 2008 and effective as of October 31, 2008, as further amended by the Third Amendment thereto, dated as of September 28, 2009 and as further amended by the Fourth Amendment thereto, dated as of August 25, 2010 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Gannett Co., Inc., a Delaware corporation (“Gannett”), the several banks and other financial institutions from time to time parties to the Credit Agreement (the “Lenders”), Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Citibank, N.A., as syndication agents, and Barclays Bank PLC, as documentation agent, is made by and between Gannett, Bank of America, N.A., as administrative agent and as an Issuing Lender, J.P. Morgan Chase Bank, N.A., as successor administrative agent (in such capacity, the “Administrative Agent”) and as an Issuing Lender, and the Lenders party hereto.
W I T N E S S E T H:
WHEREAS, Gannett has requested certain amendments to the Credit Agreement;
WHEREAS, the parties are willing to consent to the requested amendments on the terms and conditions contained herein;
NOW THEREFORE, the parties hereto hereby agree as follows:
1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
2. Amendments to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended as follows:
(i) by adding the following new definitions, to appear in proper alphabetical order:
“Application”: an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.
“Consolidated Tangible Assets”: for any period, with respect to Gannett and its Domestic Subsidiaries, all property, plant and equipment, inventories and trade receivables of Gannett and its Domestic Subsidiaries on a consolidated basis in accordance with GAAP.

“Defaulting Lender”: any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund its portion of any Borrowing, or any portion of its participation in any Letter of Credit, within three Business Days of the date on which it shall have been required to fund the same, unless the subject of a good faith dispute between Gannett and such Lender, (b) notified Gannett, the Administrative Agent, the Issuing Lender or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under agreements in which it commits to extend credit generally, (c) failed, within three Business Days after written request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans (unless the subject of a good faith dispute between Gannett and such Lender) and participations in then outstanding Letters of Credit; provided that any such Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Administrative Agent, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute), or (e) (i) been (or has a parent company that has been) adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, unless in the case of any Lender referred to in this clause (e) Gannett, the Administrative Agent and the Issuing Lender shall be satisfied that such Lender intends, and has all approvals required to enable it, to continue to perform its obligations as a Lender hereunder. For the avoidance of doubt, a Lender shall not be deemed to be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such Lender or its parent by a Governmental Authority.
“Designated Pari Passu Indebtedness”: New Pari Passu Indebtedness if (a) (i) such New Pari Passu Indebtedness is incurred before the repayment of other Pari Passu Indebtedness, (ii) the Net Cash Proceeds of such New Pari Passu Indebtedness are subsequently used to effect a repayment of the 2011 Notes, 2011 Term Loan Agreement or 2012 Notes (and the principal amount of such New Pari Passu Indebtedness may not exceed the outstanding principal amount of the 2011 Notes, 2011 Term Loan Agreement or 2012 Notes, as applicable, together with estimated accrued interest, fees and expenses payable in connection therewith) and (iii) such Net Cash Proceeds of New Pari Passu Indebtedness incurred before the repayment of the applicable Pari Passu Indebtedness shall be segregated in a separate account and applied to repay the applicable Pari Passu Indebtedness on the day which is no later than 90 days (or such later date as the Administrative Agent may reasonably agree to; provided that in the event such Net Cash Proceeds are not so applied on or prior to such day, the Administrative Agent may apply such Net Cash Proceeds to the repayment of other Pari Passu Indebtedness on such day in such order as it may determine) after the issuance of such New Pari Passu Indebtedness or (b) (i) such New Pari Passu Indebtedness is incurred no later than 120 days after the repayment of Pari Passu Indebtedness, (ii) such repayment is not made with the proceeds of other indebtedness or is initially made with the proceeds of borrowings under the Existing Credit Agreements and (iii) Gannett delivers to the Administrative Agent on or prior to the date of receipt of such Net Cash Proceeds a certificate of a financial officer of Gannett certifying (x) as to the earlier repayment of Pari Passu Indebtedness, (y) that such repayment was not made with the proceeds of other indebtedness or was initially made with the proceeds of borrowings under the Existing Credit Agreements and (z) that the Net Cash Proceeds of such New Pari Passu Indebtedness will be used to repay such borrowings within 10 Business Days after receipt of such Net Cash Proceeds.

“Existing Agreements”: the Existing Credit Agreements and the 2011 Term Loan Agreement.
“Existing Credit Agreements”: this Agreement, the 2002 Credit Agreement and the 2004 Credit Agreement.
“Extended Termination Date”: September 30, 2014 (or such earlier date on which the Five-Year Commitments terminate in accordance with the provisions hereof).
“Extending Lender”: as defined in Section 2.22.
“Extension Agreement”: an Extension Agreement, substantially in the form attached to the Fifth Amendment as Exhibit A.
“Extension Effective Date”: the date upon which the conditions precedent set forth in the Extension Agreement shall have been satisfied or waived.
“Extension Option”: as defined in Section 2.22.
“Fee Payment Date”: (a) the third Business Day following the last day of each March, June, September and December and (b) the Five-Year Termination Date and/or the Extended Termination Date, as applicable.
“Five-Year Extensions of Credit”: as to any Five-Year Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Five-Year Loans held by such Five-Year Lender then outstanding and (b) such Five-Year Lender’s Five-Year Commitment Percentage of the L/C Obligations then outstanding.
“Fifth Amendment and Waiver”: the Fifth Amendment and Waiver to the Agreement, dated as of September 30, 2010, among Gannett, the Lenders and the Administrative Agent.
“Fifth Amendment and Waiver Effective Date”: the date on which the conditions precedent set forth in Section 33 of the Fifth Amendment shall have been satisfied or waived.
“Issuing Lender”: Bank of America, N.A., JP Morgan Chase Bank, N.A. and any other Five-Year Lender selected by Gannett and approved by the Administrative Agent (not to be unreasonably withheld, delayed or conditioned) that has agreed in its sole discretion to act as an “Issuing Lender” hereunder, or any of their respective affiliates, in each case in its capacity as issuer of any Letter of Credit. Each reference herein to “the Issuing Lender” shall be deemed to be a reference to the relevant Issuing Lender.
“Joint Lead Arrangers”: J.P. Morgan Securities LLC and Citibank Global Markets Inc.
“L/C Commitment”: $33,000,000.

“L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 2.20(e).
“L/C Participants”: the collective reference to all the Five-Year Lenders other than the Issuing Lender.
“Letters of Credit”: as defined in Section 2.20(a).
“Loan Documents”: this Agreement, any Application, the Guarantee Agreement, any Extension Agreement, the Master Assignment Agreement and all other written agreements whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to either the Administrative Agent or any Lender in connection with this Agreement or the Facilities contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Loan Party”: the Borrower and any of its Subsidiaries that are party to a Loan Document.
“Master Assignment Agreement”: a Master Assignment Agreement, substantially in the form attached to the Fifth Amendment and Waiver as Exhibit B.
“Net Cash Proceeds”: in connection with any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts (including original issue discount, if any) and commissions and other customary fees and expenses actually incurred in connection therewith.
“New Non-Guaranteed Indebtedness”: as defined in Section 6.5(b)(i)(E).
“New Pari Passu Indebtedness”: as defined in Section 6.5(b)(i)(D).
“Non-Extending Lender”: as defined in Section 2.22.
“Pari Passu Commitments”: any revolving credit commitments to advance Pari Passu Indebtedness.
“Pari Passu Debt Basket”: at the time of incurrence of any New Pari Passu Indebtedness, (a) if the Total Leverage Ratio at such time is less than 1.00 to 1.00, $1,500,000,000 (so long as the pro forma Total Leverage Ratio after giving effect to the incurrence thereof is less than 2.25 to 1.00), (b) if the Total Leverage Ratio at such time is less than 1.50 to 1.00 but greater than or equal to 1.00 to 1.00, $1,000,000,000 (so long as the pro forma Total Leverage Ratio after giving effect to the incurrence thereof is less than 2.25 to 1.00) and (c) $750,000,000 otherwise.

“Pari Passu Indebtedness”: any Indebtedness existing under (a) the 2011 Term Loan Agreement, (b) the Five-Year Commitments (including the extensions of credit made thereunder) under any Existing Credit Agreement or (c) 2011 Notes, 2012 Notes, 2014 Notes, 2015 Notes, 2016 Notes and 2017 Notes, and any refinancing, refunding, renewals or extensions of any of the foregoing.
“Permitted Commercial Paper”: any commercial paper issued by Gannett to refinance Indebtedness at any time when Gannett has Credit Status 1, Credit Status 2, Credit Status 3 or Credit Status 4.
“Permitted Short Term Debt”: any Indebtedness (a) which satisfies the requirements of Section 6.5(b)(i)(D) with respect to New Pari Passu Indebtedness (other than clause (1) of the proviso thereto) and the Net Cash Proceeds of which are to be applied as provided in Section 2.6A or (b) which satisfies the requirements of Section 6.5(c) with respect to New Non-Guaranteed Indebtedness (other than clause (i) of the proviso thereto), so long as (x) the aggregate principal amount of all Indebtedness under the foregoing clauses (a) and (b) incurred after the Extension Effective Date does not exceed $500,000,000 at any time outstanding under all of the Existing Credit Agreements. Permitted Short Term Debt shall be subject to the requirements of Section 6.5(d).
“Reimbursement Obligation”: the obligation of Gannett to reimburse the applicable Issuing Lender pursuant to Section 2.20(e) for amounts drawn under Letters of Credit.
“Replacement Lender”: as defined in Section 2.22.
“Termination Date”: the Five-Year Termination Date and/or the Extended Termination Date, as applicable.
“2002 Credit Agreement”: the Amended and Restated Competitive Advance and Revolving Credit Agreement, dated as of March 11, 2002 and effective as of March 18, 2002 (as further amended, supplemented or otherwise modified from time to time), among Gannett, the lenders thereto, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Citibank, N.A., as syndication agents, and Barclays Bank PLC, as documentation agent.
“2004 Credit Agreement”: the Competitive Advance and Revolving Credit Agreement, dated as of February 27, 2004 and effective as of March 15, 2004 (as further amended, supplemented or otherwise modified from time to time), among Gannett, the lenders thereto, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Citibank, N.A., as syndication agents, and Lloyds TSB Bank PLC and Suntrust Bank, as documentation agents.
“2011 Notes”: Gannett’s 5.75% Notes due June 2011.
“2011 Term Loan Agreement”: the Term Loan Agreement dated as of June 27, 2008 and effective as of July 14, 2008 among Gannett, the several lenders from time to time parties thereto and BNP Paribas as administrative agent (as further amended, supplemented or otherwise modified from time to time).
“2012 Notes”: Gannett’s 6.375% Notes due April 2012.

“2014 Notes”: Gannett’s 8.75% Notes due November 2014.
“2015 Notes”: Gannett’s 10% Notes due June 2015.
“2016 Notes”: Gannett’s 10% Notes due April 2016.
“2017 Notes”: Gannett’s 9.375% Notes due November 2017.
(ii) by deleting the definition of “Aggregate Commitment Percentage” in its entirety and inserting in lieu thereof the following:
“Aggregate Commitment Percentage”: as to any Lender at any time, the percentage which such Lender’s Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Loans and Letters of Credit then outstanding constitutes of the aggregate principal amount of the Loans and Letters of Credit then outstanding).
(iii) by adding the following proviso at the end of the definition of “Applicable Margin”:
“provided, however, that on and after the earlier of (a) the date upon which there are no longer any Non-Extending Lenders under this Agreement or (b) the Five-Year Termination Date, “Applicable Margin” shall mean the appropriate rate per annum set forth in the table below opposite the applicable Total Leverage Ratio:

Applicable Margin for:
Total Leverage Ratio	ABR Loans	Eurodollar Loans
> 3.00 to 1.00	225.00 Basis Points	325.00 Basis Points
≤ 3.00 to 1.00 and > 2.50 to 1.00	200.00 Basis Points	300.00 Basis Points
≤ 2.50 to 1.00 and > 1.75 to 1.00	175.00 Basis Points	275.00 Basis Points
≤ 1.75 to 1.00 and > 1.00 to 1.00	125.00 Basis Points	225.00 Basis Points
≤ 1.00 to 1.00	100.00 Basis Points	200.00 Basis Points
(iv) by deleting the definition of “Borrowing” in its entirety and inserting in lieu thereof the following:
“Borrowing”: a group of Loans of a single Type made by the Lenders (or, in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to Section 2.3) on a single date and as to which a single Interest Period is in effect or, where applicable, the issuance of a Letter of Credit.
(v) by deleting the definition of “Commitment Utilization Percentage” in its entirety.
(vi) by deleting the definition of “Excess Utilization Day” in its entirety.

(vii) by deleting the definition of “Five-Year Available Commitment” in its entirety and inserting in lieu thereof the following:
“Five-Year Available Commitment”: as to any Five-Year Lender at any time, the excess, if any, of (a) such Five-Year Lender’s Five-Year Commitment then in effect over (b) such Five-Year Lender’s Five-Year Extensions of Credit then outstanding.
(viii) by deleting the definition of “Five-Year Commitment” in its entirety and inserting in lieu thereof the following:
“Five-Year Commitment”: as to any Lender, the obligation of such Lender, if any, to make Five-Year Loans and participate in Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Five-Year Commitment” opposite such Lender’s name on Schedule 1.1 or in the Assignment and Acceptance or New Lender Supplement pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.
(ix) by deleting the definition of “Five-Year Commitment Percentage” in its entirety and inserting in lieu thereof the following:
“Five-Year Commitment Percentage”: as to any Five-Year Lender at any time, the percentage which such Five-Year Lender’s Five-Year Commitment then constitutes of the aggregate Five-Year Commitments (or, at any time after the Five-Year Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Five-Year Lender’s Five-Year Extensions of Credit then outstanding constitutes of the aggregate principal amount of the Five-Year Extensions of Credit then outstanding).
(x) by deleting the definition of “Five-Year Commitment Period” in its entirety and inserting in lieu thereof the following:
“Five-Year Commitment Period”: the period from and including the First Amendment Effective Date to the Five-Year Termination Date, as the same may be extended to the Extended Termination Date pursuant to Section 2.22.
(xi) by deleting the definition of “Five-Year Facility” in its entirety and inserting in lieu thereof the following:
“Five-Year Facility”: the Five-Year Commitments and the Five-Year Extensions of Credit made thereunder.
(xii) by deleting the definition of “Incremental Facility Maturity Date” in its entirety and inserting in lieu thereof the following:
“Incremental Facility Maturity Date”: with respect to the Incremental Loans, the maturity date specified in the applicable Incremental Facility Activation Notice, which date shall be a date that is at least 91 days after the Extended Termination Date.

(xiii) by deleting clause (y) of the definition of “Interest Payment Date” in its entirety and inserting in lieu thereof the following:
“the applicable Termination Date with respect to a Revolving Loan shall be deemed to be an “Interest Payment Date” with respect to any interest which is then accrued hereunder.”
(xiv) by deleting the definition of “Obligations” in its entirety and inserting in lieu thereof the following:
“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and creation of Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, of Gannett, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of Gannett to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any Guarantee Agreement, the Letters of Credit or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by Gannett pursuant hereto) or otherwise.
(xv) by deleting the definition of “Termination Date” in its entirety and inserting in lieu thereof the following:
“Termination Date”: the Five-Year Termination Date, the 364-Day Termination Date and/or the Extended Termination Date, as applicable.
(xvi) by deleting the definition of “Total Extensions of Credit” in its entirety and inserting in lieu thereof the following:
“Total Extensions of Credit”: at any time, the aggregate amount of all Loans and L/C Obligations outstanding at such time.
3. Amendment to Section 2.1.
(i) Section 2.1 of the Credit Agreement is hereby amended by deleting paragraph (b) thereof in its entirety and inserting in lieu thereof the following new paragraph (b):
“(b) Subject to the terms and conditions hereof, each Five-Year Lender severally agrees to make revolving credit loans (“Five-Year Loans”, and together with the 364-Day Loans, the “Revolving Credit Loans”) to Gannett from time to time during the Five-Year Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Five-Year Commitment Percentage of the L/C Obligations then outstanding, does not exceed the amount of such Lender’s Five-Year Commitment. During the Five-Year Commitment Period, Gannett may use the Five-Year Commitments by borrowing, prepaying the Five-Year Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Notwithstanding anything to the contrary contained in this Agreement, in no event (after giving effect to the use of proceeds of any Borrowing) shall (i) the amount of any Lender’s Five-Year Commitment Percentage multiplied by the amount of a Borrowing of Five-Year Loans exceed such Lender’s Five-Year Available Commitment at the time of such Borrowing or (ii) the aggregate amount of Five-Year Extensions of Credit and Five-Year Competitive Loans at any one time outstanding exceed the aggregate Five-Year Commitments then in effect of all Lenders.”

(ii) Section 2.1 of the Credit Agreement is hereby amended by deleting the phrase “Five-Year Termination Date” from paragraph (c) thereof and replacing that phrase with the phrase “applicable Termination Date”.
(iii) Section 2.1 of the Credit Agreement is hereby amended by deleting paragraph (d) thereof in its entirety and inserting in lieu thereof the following new paragraph (d):
“(d) Gannett (upon receipt of requisite authorization from its Board of Directors) and any one or more Lenders (including New Lenders) may from time to time agree that such Lenders shall (x) make available to Gannett an additional credit facility (the “Incremental Facility” and any loans thereunder, the “Incremental Loans”), which credit facility shall take the form of a revolving credit facility which matures at least 91 days after the Extended Termination Date and/or (y) increase the amount of their Five-Year Commitment, or (in the case of a New Lender) make available a Five-Year Commitment which matures on the Extended Termination Date, in either such case by executing and delivering to the Administrative Agent an Incremental Facility Activation Notice specifying (i) the aggregate principal amount of such increase and the Facility or Facilities involved, (ii) the Incremental Facility Closing Date and (iii) in the case of an Incremental Facility, the applicable Incremental Facility Maturity Date. Notwithstanding the foregoing, (I) the sum of the aggregate principal amount of Incremental Facility Commitments under any Existing Credit Agreement and any increase in the Five-Year Commitments under any Existing Credit Agreement after the Fifth Amendment and Waiver Effective Date shall not exceed $250,000,000 in the aggregate under the Existing Credit Agreements, (II) no increase pursuant to this paragraph may be obtained after the occurrence and during the continuation of a Default or Event of Default or if a Default or Event of Default would result therefrom, (III) any increase effected pursuant to this paragraph shall be in a minimum amount of at least $10,000,000 and (IV) any Incremental Facility and/or increase in Five-Year Commitments shall be effected pursuant to documentation and procedures reasonably acceptable to the Administrative Agent (including, if applicable, procedures to ensure that outstandings are held ratably by the applicable Lenders). No Lender shall have any obligation to participate in any increase described in this paragraph unless it agrees to do so in its sole discretion.”
4. Amendment to Section 2.3. Section 2.3 of the Credit Agreement is hereby amended by deleting existing clause (iii) of paragraph (f) thereof in its entirety and inserting in lieu thereof the following new clause (iii):
“(iii) if made under the Five-Year Facility, the aggregate principal amount of the Competitive Bids accepted by Gannett may not exceed the lesser of (A) the principal amount set forth in the related Competitive Bid Request and (B) the excess, if any, of the aggregate Five-Year Commitments of all Five-Year Lenders then in effect over the aggregate principal amount of all Five-Year Extensions of Credit outstanding immediately prior to the making of such Competitive Loans,”

5.  Amendment to Section 2.4. Section 2.4 of the Credit Agreement is hereby amended in its entirety and inserting in lieu thereof the following:
“Gannett shall have the right, upon not less than two Business Days’ notice to the Administrative Agent, to terminate the Five-Year Commitments when no Five-Year Loans or Letters of Credit are then outstanding or, from time to time, to reduce the unutilized portion of the Five-Year Commitments. Any such reduction pursuant to this Section 2.4 shall be in an amount equal to $10,000,000 or a multiple of $1,000 in excess thereof (other than in connection with the Fifth Amendment and Waiver, in which case such incremental reductions may be in multiples of less than $1,000) and shall reduce permanently the Five-Year Commitments then in effect, and the fees payable pursuant to Section 2.10 shall then reflect the reduced Five-Year Commitments.”
6. Amendment to Section 2.6. (i) Section 2.6 of the Credit Agreement is hereby amended by deleting the phrase “Five-Year Termination Date” from clause (ii) of paragraph (a) thereof and replacing that phrase with the phrase “applicable Termination Date”.
(ii) Section 2.6 of the Credit Agreement is hereby amended by deleting the phrase “Five-Year Termination Date” from clause (ii) of paragraph (b) thereof and replacing that phrase with the phrase “applicable Termination Date”.
7. Amendment to Article II. Article II of the Credit Agreement is hereby amended by adding the following new Section 2.6A immediately before Section 2.6.
“2.6A Mandatory Prepayments and Commitment Reductions. (a) If any New Pari Passu Indebtedness shall be issued or incurred in accordance with Section 6.5(b)(i)(A) or 6.5(b)(i)(D), in each case issued or incurred after the Extension Effective Date and in an aggregate amount at any one time outstanding in excess of the Pari Passu Debt Basket, then Gannett shall, within 10 Business Days after the receipt of the Net Cash Proceeds of such New Pari Passu Indebtedness, permanently reduce Pari Passu Commitments (and make any related required prepayments of Pari Passu Indebtedness) and/or permanently repay, prepay or refinance any Pari Passu Indebtedness (other than Pari Passu Indebtedness covered by Pari Passu Commitments) in an aggregate amount equal to 100% of the Net Cash Proceeds of such New Pari Passu Indebtedness in excess of Pari Passu Debt Basket; provided that (i) the Net Cash Proceeds of Designated Pari Passu Indebtedness shall not be required to be so applied (except as otherwise provided in the definition of Designated Pari Passu Indebtedness) and (ii) in the case of any New Pari Passu Indebtedness covered by Pari Passu Commitments, (x) Gannett shall cause any such New Pari Passu Indebtedness to be fully drawn on the date first available for drawing (or shall otherwise make the prepayments and/or reductions required by this Section 2.6A on such date as if such New Pari Passu Indebtedness were fully drawn on such date) and (y) upon completion of the drawing, prepayment and/or reductions contemplated by Section 2.6A(ii)(x), Gannett shall have no further obligations under this Section 2.6A with respect to the Net Cash Proceeds of such New Pari Passu Indebtedness covered by Pari Passu Commitments.
(b) To the extent that Gannett elects to prepay Loans and/or reduce Five-Year Commitments (or Incremental Facility Commitments, if applicable) under this Agreement in order to comply with the requirements of Section 2.6(A)(a), such amounts will be applied first to reduce permanently the Five-Year Commitments; provided that so long as no Default or Event of Default shall have occurred and be continuing, such amounts will not be applied to reduce permanently the Five-Year Commitments below the amount of any outstanding Letters of Credit. Any such reduction of the Five-Year Commitments shall be accompanied by prepayment of the Five-Year Loans, to the extent, if any, that the Total Extensions of Credit exceed the amount of the Total Commitments as so reduced. The application of any prepayment pursuant to Section 2.6A shall be made, first, to ABR Loans and second, to Eurodollar Loans. Each prepayment of the Loans under Section 2.6A (except in the case of Five-Year Loans that are ABR Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.”

(c) If, on any Termination Date, the aggregate outstanding Five-Year Extensions of Credit exceed the Five-Year Commitments, then the Borrower shall prepay Loans (or, to the extent after giving effect to any such prepayment, any such excess remains, cash collateralize Letters of Credit in a manner consistent with the requirements in Section 7), to eliminate such excess and, in the event that the Borrower fails to comply with the preceding requirements, the Five-Year Commitments shall automatically terminate on such Termination Date.
8. Amendment to Section 2.8. Section 2.8 of the Credit Agreement is hereby amended by deleting existing paragraph (a) in its entirety and inserting in lieu thereof the following new paragraph (a):
“(a) Gannett hereby unconditionally promises to pay (i) to each 364-Day Lender on the 364-Day Termination Date (or such earlier date as the 364-Day Loans become due and payable pursuant to Article 7 or Section 2.5), the unpaid principal amount of each 364-Day Loan made by such 364-Day Lender, (ii) to each Five-Year Lender or Extending Lender on the Five-Year Termination Date or Extended Termination Date, as applicable (or such earlier date as the Five-Year Loans become due and payable pursuant to Article 7 or Section 2.5), the unpaid principal amount of each Five-Year Loan made by such Five-Year Lender, and (iii) to each applicable Lender on the last day of the applicable Interest Period, the unpaid principal amount of each Competitive Loan made by any such Lender. Gannett hereby further agrees to pay interest in immediately available funds at the office of the Administrative Agent on the unpaid principal amount of the Loans from time to time from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.9.”
9. Amendment to Section 2.9. Section 2.9 of the Credit Agreement is hereby amended by deleting existing paragraph (e) in its entirety and inserting in lieu thereof the following new paragraph (e):
“(e) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.9 plus 1% or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans plus 1% and (ii) to the extent permitted under applicable law, if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans plus 1%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).”

10. Amendment to Section 2.10. Section 2.10 of the Credit Agreement is hereby amended by inserting the following sentence at the end of paragraph (b) thereof:
“Notwithstanding the foregoing, on and after the earlier of (a) the date upon which there are no longer any Non-Extending Lenders under this Agreement or (b) the Five-Year Termination Date, Gannett shall no longer pay the Five-Year Facility Fee and shall only pay to the Administrative Agent, for the ratable account of the Extending Lenders, a fee at the rate per annum equal to 0.5000% of the aggregate undrawn Five-Year Commitments on such day.”
11. Amendment to Section 2.11. Section 2.11 of the Credit Agreement is hereby amended by deleting the parenthetical “(other than the Utilization Fees, which shall be calculated as provided in Section 2.10(c))” in its entirety.
12. Amendment to Section 2.14. Section 2.14 of the Credit Agreement is hereby amended by:
(i) deleting existing clause (i) of paragraph (a) thereof in its entirety and inserting in lieu thereof the following new clause (i):
“(i) shall subject any Lender or the Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender or Issuing Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.15 and changes in the rate of tax on the overall net income of such Lender or Issuing Lender);”
(ii) deleting in its entirety the continuation of the sentence in paragraph (a) beginning “and the result” which follows clause (iii) thereof and inserting in lieu thereof the following:
“and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, Gannett shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable.”
(iii) deleting existing paragraph (b) in its entirety and inserting in lieu thereof the following new paragraph (b):
“(b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after submission by such Lender to Gannett (with a copy to the Administrative Agent) of a written request therefor, Gannett shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that Gannett shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than 30 days prior to the date that such Lender notifies Gannett of such Lender’s intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such 30 day period shall be extended to include the period of such retroactive effect.”

13. Amendment to Section 2.15. Section 2.15 of the Credit Agreement is hereby amended by:
(i) deleting existing paragraph (a) in its entirety and inserting in lieu thereof the following new paragraph (a):
“(a) All payments made by Gannett under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent, the Issuing Lender or any Lender hereunder, the amounts so payable to the Administrative Agent, the Issuing Lender or such Lender shall be increased to the extent necessary to yield to the Administrative Agent, the Issuing Lender or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that Gannett shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender’s failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from Gannett with respect to such Non-Excluded Taxes pursuant to this paragraph.”
(ii) deleting existing paragraph (e) in its entirety and inserting in lieu thereof the following new paragraph (e):
“(e) If the Administrative Agent, the Issuing Lender or any Lender receives a refund in respect of any amounts paid by Gannett pursuant to this Section 2.15, which refund in the reasonable judgment of such Administrative Agent, Issuing Lender or such Lender is allocable to such payment, it shall pay the amount of such refund to Gannett, net of all reasonable out-of-pocket expenses of the Administrative Agent, the Issuing Lender or such Lender, provided however, that Gannett, upon the request of such Lender, Issuing Lender or the Administrative Agent, agrees to repay the amount paid over to Gannett to the Administrative Agent, the Issuing Lender or such Lender in the event such Administrative Agent, Issuing Lender or the Lender is required to repay such refund. Nothing contained herein shall interfere with the right of the Administrative Agent or any Lender to arrange its tax affairs in whatever manner it deems fit nor oblige the Administrative Agent, the Issuing Lender or any Lender to apply for any refund or to disclose any information relating to its affairs or any computations in respect thereof.”

14. Amendment to Section 2.17. Section 2.17 of the Credit Agreement is hereby amended by deleting existing Section 2.17 in its entirety and inserting in lieu thereof the following new Section 2.17:
“Section 2.17. Change of Lending Office. Each Lender and each Issuing Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.14 or 2.15(a) with respect to such Lender or Issuing Lender, it will, if requested by Gannett, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of Gannett or the rights of any Lender or Issuing Lender pursuant to Section 2.14 or 2.15(a).”
15. Amendment to Section 2.18.
(i) Section 2.18(a) of the Credit Agreement is hereby amended by deleting the word “or” before clause (c) and inserting a comma thereof and adding the following new clause (d) at the end of clause (c) immediately before the proviso:
“or (d) after the Extension Effective Date and on or before the Extended Termination Date, with the consent of the Administrative Agent (such consent, in each case, shall not be unreasonably withheld, conditioned or delayed), is a Non-Extending Lender, in whole or in part (but if in part, in an aggregate principal amount of not less than $5,000,000 (other than in the case of the replacement of all of a Non-Extending Lender’s interest under this Agreement)), provided that the Five-Year Commitment of such Non-Extending Lender is replaced by increases in the outstanding Five-Year Commitments of one or more Extending Lenders or Five-Year Commitments of one or more other lenders or financial institutions or other entities that will become “Lenders” under this Agreement (each, a “Replacement Lender”) so long as (i) the maturity of any such replacement commitments shall not be earlier than the Extended Termination Date, (ii) the terms applicable to any such commitments are identical to those applicable to the Five-Year Commitments and (iii) the interest, fees or other compensation payable in respect of such commitments (in addition to additional interest and fees payable under this Agreement) shall not exceed the Extension Fees (as defined in the Extension Agreement).”
(ii) Section 2.18(a) of the Credit Agreement is hereby amended by inserting the word “further” immediately after the second instance of the word “provided” and adding the following new sentence at the end thereof:
“In addition, each Replacement Lender shall have entered into an Assignment and Assumption or other documentation reasonably satisfactory to Gannett and the Administrative Agent pursuant to which such Replacement Lender shall assume all or part of the outstanding Five-Year Commitment of such Non-Extending Lender. For the avoidance of doubt, after the Extension Effective Date and on or before the Extended Termination Date, any Non-Extending Lender that has not been replaced may, with the consent of Gannett, extend all, or a portion of, its Five-Year Commitment (but if electing to extend only a portion of its Five-Year Commitment, in an aggregate amount not less than $5,000,000), converting such Lender (as to the portion so extended) through the Extended Termination Date by executing and delivering to Gannett and the Administrative Agent an Extension Agreement and the Master Assignment Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the extended Five-Year Commitments of such Lender, as applicable.”

16. Amendment to Section 2.19. Section 2.19 of the Credit Agreement is hereby amended by deleting existing paragraph (c) in its entirety and inserting in lieu thereof the following new paragraph (c):
“(c) Any such reduction of the Commitments pursuant to this Section 2.19 shall be accompanied by prepayment of the Loans (except for any then outstanding Competitive Loans, as to which such reduction shall be accompanied by cash collateralization of such Competitive Loans) to the extent, if any, that the aggregate principal amount of the then outstanding Loans exceeds the aggregate amount of the Commitments as so reduced. If, after giving effect to the prepayment of Loans pursuant to the preceding sentence, the Total Extensions of Credit exceed the aggregate amount of the Commitments as so reduced, then Gannett shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash equal to such excess in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. The application of any prepayment pursuant to this paragraph (c) shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under this paragraph (c) (except in the case of Loans that are ABR Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.”
17. Amendment to Article II. (a) Article II of the Credit Agreement is hereby amended by adding the following new Section 2.20 at the end thereof as follows:
“Section 2.20 (a) L/C Commitment. (i) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the L/C Participants set forth in Section 2.20(e), agrees to issue letters of credit (“Letters of Credit”) for the account of Gannett on any Business Day during the Five-Year Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit to the extent that, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Five-Year Available Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Five-Year Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above). Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Application therefore, whether or not such maximum face amount is in effect at such time.

(ii) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit to the extent (a) that such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law, (b) any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Fifth Amendment and Waiver Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Fifth Amendment and Waiver Effective Date and which the Issuing Bank in good faith deems material to it or (c) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally.
(iii) Subject to the provisions of Section 2.6A(c), on the Five-Year Termination Date (and without any further action), and to the extent that the Five-Year Commitments shall not have terminated at or prior to such time, the interests in the Issuing Lender’s obligations and rights under and in respect of each outstanding Letter of Credit shall be reallocated so that each Extending Lender shall be an L/C Participant with respect to an undivided interest equal to such Extending Lender’s Five-Year Commitment Percentage as of such date in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder, and the Non-Extending Lenders shall be released as L/C Participants in respect of such outstanding Letters of Credit.
(b) Procedure for Issuance of Letters of Credit. Gannett may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein or otherwise on file with the Administrative Agent (with a copy to the Administrative Agent) an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Unless the Issuing Lender has received written notice from any Lender or the Administrative Agent at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit that the conditions precedent set forth in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the Issuing Lender shall, on the requested date, issue a Letter of Credit or enter into the applicable amendment, as the case may be, in accordance with its customary procedures (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto). The Issuing Lender shall furnish a copy of such Letter of Credit to Gannett promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof). A Letter of Credit shall be issued only to the extent (and upon issuance of each Letter of Credit Gannett shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the L/C Obligations shall not exceed the L/C Commitment and (ii) the aggregate amount of the Five-Year Extensions of Credit shall not exceed the aggregate Five-Year Commitments. Such Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

(c) Fees and Other Charges. Gannett will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Five-Year Facility, shared ratably among the Five-Year Lenders and payable quarterly in arrears on each Fee Payment Date after the issuance date. In addition to the foregoing fee, Gannett shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.
(d) L/C Participations. (i) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Five-Year Commitment Percentage in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by Gannett in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand an amount equal to such L/C Participant’s Five-Year Commitment Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against the Issuing Lender, Gannett or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article 4, (iii) any adverse change in the condition (financial or otherwise) of Gannett, (iv) any breach of this Agreement by Gannett, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
(ii) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 2.20(d)(i) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 2.20(d)(i) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Five-Year Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

(iii) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 2.20(d)(i), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from Gannett or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.
(e) Reimbursement Obligation of Gannett. If any draft is paid under any Letter of Credit, Gannett shall reimburse the Issuing Lender for the amount of (a) the draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment, not later than 12:00 Noon, New York City time, on (i) the Business Day that Gannett receives notice of such draft, if such notice is received on such day prior to 11:00 A.M., New York City time, or (ii) if clause (i) above does not apply, the Business Day immediately following the day that Gannett receives such notice. Each such payment shall be made to the Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (x) until the Business Day next succeeding the date of the relevant notice, Section 2.9(a) and (y) thereafter, Section 2.9(e).
(f) Obligations Absolute. Gannett’s obligations under this Section 2.20 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that Gannett may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. Gannett also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and Gannett’s Reimbursement Obligations under Section 2.20(e) shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among Gannett and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of Gannett against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. Gannett agrees that any action lawfully taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on Gannett and shall not result in any liability of the Issuing Lender to Gannett.
(g) Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify Gannett and the Administrative Agent of the date and amount thereof. The responsibility of the Issuing Lender to Gannett in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining, using reasonable care, that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

(h) Payments. Any payments and reimbursements due to the Issuing Lender hereunder shall be remitted to the Administrative Agent which shall, in turn, remit such funds to the Issuing Lender.
(i) Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 2.20, the provisions of this Section 2.20 shall apply.”
18. Amendment to Article II. Article II of the Credit Agreement is hereby amended by adding the following new Section 2.21 after new Section 2.20 as follows:
“Section 2.21 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a) if any L/C Obligations exists at the time a Lender becomes a Defaulting Lender then within one Business Day following notice by the Administrative Agent, Gannett shall cash collateralize such Defaulting Lender’s Five-Year Commitment Percentage of the L/C Obligations in accordance with the procedures satisfactory to the Administrative Agent for so long as such L/C Obligations are outstanding;
(b) so long as any Lender is a Defaulting Lender, the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by cash collateral provided by Gannett.
19. Amendment to Article II. Article II of the Credit Agreement is hereby amended by adding the following new Section 2.22 at the end thereof as follows:
“Section 2.22 Extending Lenders. (a) On the Extension Effective Date, at the request of Gannett, individual Lenders may, pursuant to the Extension Agreement extend the maturity date of such Lender’s Five-Year Commitments (including any L/C Commitments) from the Five-Year Termination Date to the Extended Termination Date (each, an “Extending Lender”, and each such Lender that does not elect to so extend, a “Non-Extending Lender”), on the same terms and conditions as the existing Five-Year Facility (the “Extension Option”), except as set forth in the Extension Agreement. Each such Extending Lender shall execute and deliver to Gannett and the Administrative Agent an Extension Agreement and the Master Assignment Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the extended Five-Year Commitments of such Extending Lender. Each such Extending Lender shall be subject to the conditions set forth in paragraph (b) below.

(b) Notwithstanding anything to the contrary in the Extension Agreement, the Extension Option is subject to the following conditions in addition to any conditions set forth in the Extension Agreement: (a) Extension Agreements shall have been fully executed and delivered by all applicable parties, pursuant to which the maturity of Five-Year Commitments in an aggregate amount of at least $1,000,000,000 (or such lesser or greater amount as is approved by Gannett and the Joint Lead Arrangers prior to the Extension Effective Date) under this Agreement shall be extended to the Extended Termination Date; (b) the Extending Lenders shall have executed and delivered a Master Assignment Agreement pursuant to which Extending Lenders shall be assigned Commitments such that each Extending Lender shall hold its allocated Commitments after giving effect thereto; (c) Gannett shall have delivered notice of the reduction of Five-Year Commitments pursuant to Section 2.4 such that the aggregate commitments of the Lenders under this Agreement after such reductions is approximately $543,106,535.53; (d)(i) the representations and warranties contained in the this Agreement shall be true and correct in all material respects on and as of such date, (ii) since December 27, 2009, there has been no Material change in the business or financial condition of Gannett and its Subsidiaries taken as a whole that has not been publicly disclosed, and (iii) no Default or Event of Default shall have occurred and be continuing; (e) the Administrative Agent shall have received closing documents, including legal opinions, documents, certificates and other instruments, as are customary for the transactions described in this Section 2.22 and the Extension Agreement, or as such Administrative Agent may reasonably request; (f) the representations and warranties, covenants and events of default applicable to such Extension Option shall be the same as those set forth in this Agreement and (g) all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, including the reasonable fees and disbursements of counsel, shall have been paid or reimbursed.”
20. Amendment to Article III. Article III of the Credit Agreement is hereby amended by inserting the words “and issue and/or participate in Letters of Credit” between the word “Loans” and the comma immediately thereafter in the first sentence thereof.
21. Amendments to Article IV. Article IV of the Credit Agreement is hereby amended by:
(i) inserting the words “and issue and/or participate in Letters of Credit” between the words “Loan” and “hereunder” in the first line of the first sentence thereof.
(ii) adding the following sentence at the end of clause (b) thereof:
“Each Borrowing hereunder shall constitute a representation and warranty by Gannett as of the date of such extension of credit that the conditions contained in this Article IV(b) have been satisfied.”
22. Amendments to Article V. (a) Article V of the Credit Agreement is hereby amended by inserting the words “and Letter of Credit” between the words “Loan” and “and” in the second line of the first sentence thereof.
(b) Article V of the Credit Agreement is hereby amended by adding the following new Section 5.10 after Section 5.9 as follows:
“ Section 5.10 Restrictive Agreements. Gannett shall provide to the Administrative Agent, no later than 5 Business Days after the execution thereof, any agreements with respect to New Pari Passu Indebtedness, New Non-Guaranteed Indebtedness or Permitted Short Term Debt executed on or after the Extension Effective Date that contain (i) any financial covenants which are more restrictive than the financial covenants contained in this Agreement, (ii) in the case of senior credit facilities, any representations and warranties more restrictive than those set forth in this Agreement, (iii) in the case of senior credit facilities, any other covenants (except pricing and redemption premiums) or events of default which are more restrictive than the covenants and events of default set forth in this Agreement or (iv) in the case of notes, debt securities or similar instruments, any other covenants (except pricing and redemption premiums) or events of default which are more restrictive than the covenants and events of default applicable to the 2017 Notes, whether or not the 2017 Notes are outstanding.”

23. Amendment to Article VI. Article VI of the Credit Agreement is hereby amended by inserting the words “and Letter of Credit” between the words “Loan” and “and” in the second line of the first sentence thereof.
24. Amendment to Section 6.1. Section 6.1 of the Credit Agreement is hereby amended by deleting existing paragraph (f) in its entirety and inserting in lieu thereof the following new paragraph (f) as follows:
“(f) cash collateralization established pursuant to Section 2.21 of any of the Existing Credit Agreements.”
25. Amendments to Section 6.5.
(i) Section 6.5(b)(i) of the Credit Agreement is hereby amended by deleting the word “and” and inserting a comma immediately before clause (C) thereof and adding the following new clauses (D) and (E) immediately before the word “or” at the end of paragraph (i) thereof:
“(D) after the Extension Effective Date, subject to Section 2.6A, unsecured Indebtedness of one or more Guarantors resulting from Guarantees of Indebtedness of Gannett incurred after the Fifth Amendment and Waiver Effective Date in accordance with this Section 6.5(b)(i)(D) (“New Pari Passu Indebtedness”); provided that no Default or Event of Default has occurred and is continuing or would result from the incurrence of such New Pari Passu Indebtedness and the following conditions are satisfied: (1) the maturity and weighted average life of any such New Pari Passu Indebtedness must be at least 91 days later than the Extended Termination Date at the time such New Pari Passu Indebtedness is incurred (other than Permitted Short Term Debt); (2) the mandatory prepayment provisions applicable to any senior credit facilities constituting New Pari Passu Indebtedness shall be no more restrictive than the mandatory prepayment provisions set forth in Section 2.6A, and the redemption and mandatory prepayment provisions applicable to any notes, debt securities or similar instruments constituting New Pari Passu Indebtedness shall be no more restrictive than the redemption and mandatory prepayment provisions applicable to the 2017 Notes whether or not the 2017 Notes are outstanding; and (3) such New Pari Passu Indebtedness shall not be secured by any Liens, except as permitted by Section 6.1 of this Agreement, or guaranteed by entities other than Guarantors, except as permitted by Section 6.5(b)(ii) of this Agreement, and (E) Indebtedness outstanding from time to time under the Existing Agreements as in effect on the Extension Effective Date;”

(ii) Section 6.5 of the Credit Agreement is hereby amended by deleting the word “and” at the end of Section 6.5(a), deleting the period at the end of 6.5(b)(ii), inserting “; and” at the end of Section 6.5(b)(ii) and adding new paragraphs (c) and (d) immediately before the last paragraph in Section 6.5 as follows:
“(c) After the Extension Effective Date, permit Gannett to incur unsecured, non-guaranteed indebtedness for borrowed money (other than Pari Passu Indebtedness and Permitted Commercial Paper) (“New Non-Guaranteed Indebtedness”) unless no Default or Event of Default has occurred and is continuing or would result from the incurrence of such New Non-Guaranteed Indebtedness and the following conditions are satisfied: (i) the maturity and weighted average life of any such New Non-Guaranteed Indebtedness must be at least 91 days later than the Extended Termination Date at the time such New Non-Guaranteed Indebtedness is incurred (other than Permitted Short Term Debt); (ii) the mandatory prepayment provisions applicable to any senior credit facilities constituting New Non-Guaranteed Indebtedness shall be no more restrictive than the mandatory prepayment provisions set forth in Section 2.6A (it being understood that no mandatory prepayment of Pari Passu Indebtedness or reduction of commitments hereunder shall be required with the proceeds of New Non-Guaranteed Indebtedness), and the redemption and mandatory prepayment provisions applicable to any notes, debt securities or similar instruments constituting New Non-Guaranteed Indebtedness shall be no more restrictive than the redemption and mandatory prepayment provisions applicable to the 2017 Notes whether or not the 2017 Notes are outstanding; and (iii) such New Non-Guaranteed Indebtedness shall only be permitted to be incurred by Gannett and shall not be secured by any Liens, except as permitted by Section 6.1 of this Agreement, or guaranteed by any other entity, except as permitted by Section 6.5(b)(ii) of this Agreement;
(d) To the extent that any New Pari Passu Indebtedness (including as a result of any amendment thereto), New Non-Guaranteed Indebtedness (including as a result of any amendment thereto) or Permitted Short Term Debt incurred after the Extension Effective Date (i) includes any financial covenants which are more restrictive than the financial covenants contained in this Agreement, (ii) in the case of any senior credit facilities constituting New Pari Passu Indebtedness, New Non-Guaranteed Indebtedness or Permitted Short Term Debt, includes any representations and warranties more restrictive than those set forth in this Agreement, (iii) includes any other covenants (except pricing and redemption premiums) or events of default applicable to any senior credit facilities which are more restrictive than the covenants and events of default set forth in this Agreement or (iv) includes any other covenants (except pricing and redemption premiums) or events of default applicable to any notes, debt securities or similar instruments which are more restrictive than the covenants and events of default applicable to the 2017 Notes, whether or not the 2017 Notes are outstanding, then, in any of the circumstances described in clauses (i) through (iv) above, Gannett agrees, at the request of the Administrative Agent or Required Lenders hereunder, to promptly amend this Agreement to incorporate such more restrictive provisions (in any event within 10 Business Days after receipt of such request).
26. Amendment to Article VI. Article VI of the Credit Agreement is hereby amended by adding the following new Section 6.6 at the end thereof as follows:
“Section 6.6. Transfer of Assets. (a) After the Extension Effective Date, no Guarantor shall be permitted to transfer any assets to Gannett, except for (i) such transfers as are necessary to accomplish reasonably substantial tax savings (provided that prior to or concurrently with the effectiveness of such transfers, Gannett shall have furnished to the Administrative Agent a certificate of an appropriate financial officer of Gannett certifying that such transfers are reasonably necessary to achieve reasonably substantial tax savings), (ii) transfers of assets made in the ordinary course of business, (iii) transfers by operation of law or that are reasonably necessary in order to comply with changes in any Requirement of Law, and (iv) transfers as a result of a corporate restructuring of Gannett and its consolidated subsidiaries, where no Default or Event of Default would result from such restructuring and Gannett remains in compliance with Section 6.6(b) after giving effect to such restructuring. For the avoidance of doubt, Gannett and the Lenders agree that aggregate annual tax savings in excess of $1,000,000 shall constitute “reasonably substantial tax savings” for the purposes of this Section 6.6.

(b) After the Extension Effective Date, Gannett shall not own greater than 30% (the “CTA Percentage”) of the Consolidated Tangible Assets of Gannett and its Domestic Subsidiaries; provided, however, that upon the occurrence of (i) any Material Disposition by Gannett or a Domestic Subsidiary, (ii) any unusual or extraordinary impairment charges or acceleration of depreciation by Gannett or any Domestic Subsidiaries in excess of $50,000,000 in the aggregate in any Test Period, or (iii) any asset transfers from Gannett or to Gannett (as permitted by Section 6.6(a)(i) or Section 6.6(a)(iii)) (each, a “CTA Adjustment Event”), in each case where no Default or Event of Default would otherwise result from such CTA Adjustment Event, the CTA Percentage shall increase or decrease, as applicable, by multiplying the then current CTA Percentage by a fraction, the numerator of which shall be the Consolidated Tangible Assets of Gannett and its Domestic Subsidiaries as of the end of the prior period, and the denominator of which shall be the Consolidated Tangible Assets of Gannett and its Domestic Subsidiaries on a pro forma basis, giving effect to such CTA Adjustment Event, as of the end of such prior period; provided further, that the CTA Percentage shall not be decreased to below 30% in accordance with this proviso.”
27. Amendment to Section 7.2. Section 7.2 of the Credit Agreement is hereby amended by deleting existing paragraphs (a) and (b) thereof in their entirety and inserting in lieu thereof the following new paragraphs (a) and (b):
“(a) If an Event of Default specified in Section 7.1(e) or (f) shall occur and be continuing, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable.
(b) If an Event of Default other than those specified in Section 7.1(e) or (f) shall occur and be continuing, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to Gannett, declare Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to Gannett, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, Gannett shall as soon as practicable thereafter, but in no event later than one Business Day thereafter, deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of Gannett hereunder. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of Gannett hereunder shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to Gannett (or such other Person as may be lawfully entitled thereto).”

28. Amendment to Section 8.10. Section 8.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Section 8.10 Syndication Agents, Documentation Agent and Issuing Lender. Notwithstanding any provision to the contrary elsewhere in this Agreement, (i) neither the Syndication Agents nor the Documentation Agent shall have any duties or responsibilities hereunder, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against either the Syndication Agents or the Documentation Agent and (ii) the Issuing Lender shall be entitled to the benefits of Article VIII in its capacity as an Issuing Lender.”
29. Amendment to Section 9.1. Section 9.1 of the Credit Agreement is hereby amended by:
(i) adding a new paragraph at the end thereof as follows:
“Notwithstanding anything to the contrary contained in this Section 9.1, the defined term “Extended Termination Date” may be amended to a date beyond September 30, 2014 with the consent of (i) each Extending Lender willing to extend its Five-Year Commitments to such later date, (ii) the Administrative Agent and (iii) the Issuing Lender.
(ii) adding the following clause (vi) at the end of the proviso thereof:
“; or (vi) amend, modify or waive any provision of Section 2.20 without the written consent of the Issuing Lender”
30. Amendment to Section 9.2. Section 9.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Section 9.2. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of Gannett, the Administrative Agent or the Issuing Lender, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Gannett:	7950 Jones Branch Drive McLean, VA 22107 Attention: Vice President & Treasurer Telecopy: 703-854-2047 Telephone: 703-854-6248

The Administrative Agent:	JPMorgan Chase Bank, N.A. Loan and Agency Services 1111 Fannin Street, Floor 10 Houston, TX 77002-6925 Attention: Sheila G. King Telecopy: 713-750-2358 Telephone: 713-750-2242

The Issuing Lender:	Bank of America, N.A. Bank of America Plaza 901 Main Street Dallas, TX 75202-3714 Attention: Antonikia (Toni) L. Thomas Telecopy: 877-206-8432 Telephone: 214-209-1569

With a copy to:

Bank of America, Media & Telecom Group 100 Federal Street Boston, MA 02110 Attention: Peter van der Horst Telecopy: 980-233-7788 Telephone: 617-434-0164]

The Issuing Lender:	JPMorgan Chase Bank, N.A. Global Trade Services — LC Department 10420 Highland Manor Drive, 4th Floor Tampa, FL, 33610-9128 Attention: James Alonzo Telecopy: 813-432-5161 Telephone: 813-432-6339
provided that any notice, request or demand to or upon the Administrative Agent, the Issuing Lender or the Lenders shall not be effective until received.“
31. Amendment to Section 9.6. Section 9.6 of the Credit Agreement is hereby amended by:
(i) deleting existing paragraph (a) in its entirety and inserting in lieu thereof the following new paragraph (a):
“(a) This Agreement shall be binding upon and inure to the benefit of Gannett, the Lenders, the Administrative Agent, the Issuing Lender, all future holders of the Loans and Letters of Credit and their respective successors and assigns, except that Gannett may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.”

(ii) deleting the existing second sentence of paragraph (b) thereof in its entirety and inserting in lieu thereof the following new sentence:
“In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement, and Gannett, the Administrative Agent and the Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.”
(iii) deleting the existing first sentence of paragraph (c) thereof in its entirety and inserting in lieu thereof the following new sentence:
“Any Lender other than any Conduit Lender (an “Assignor”) may, in accordance with applicable law, at any time and from time to time assign to any Lender or, with the consent of Gannett, the Administrative Agent and the Issuing Lender (which, in each case, shall not be unreasonably withheld, delayed or conditioned; it being understood that (i) the Administrative Agent and each Lender effecting an assignment to any Person other than a Lender should notify Gannett as promptly as possible of any request for assignment and Gannett, in turn, should promptly consider such request for assignment; and (ii) Gannett’s consent shall not be considered to be unreasonably withheld, delayed or conditioned if Gannett withholds, delays or conditions its consent because, among other factors, it is concerned about a potential Assignee’s capital adequacy, liquidity or ability to perform its obligations under this Agreement), to any Lender Affiliate, an additional bank, financial institution or other entity (an “Assignee”) all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that, unless otherwise agreed by Gannett and the Administrative Agent, no such assignment to an Assignee (other than any Lender or any Lender Affiliate) shall be in an aggregate principal amount of less than $10,000,000, in each case except in the case of an assignment of all of a Lender’s interests under this Agreement.”
(iv) deleting the existing second sentence of paragraph (d) thereof in its entirety and inserting in lieu thereof the following new sentence:
“The entries in the Register shall be conclusive, in the absence of manifest error, and Gannett, the Administrative Agent, the Issuing Lender and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any promissory notes evidencing the Loans recorded therein for all purposes of this Agreement.”
32. Appointment of Successor Administrative Agent and Waiver of Notice. Effective as of the Fifth Amendment and Waiver Effective Date, Bank of America, N.A. hereby resigns as Administrative Agent under the Existing Credit Agreements and Gannett appoints JPMorgan Chase Bank. N.A. as successor administrative agent. In connection with the foregoing, the Required Lenders hereby (i) approve of the appointment, by Gannett, of JPMorgan Chase Bank, N.A., as successor to Bank of America, N.A., as Administrative Agent and (ii) waive, along with Gannett, any notice of such resignation as may be required pursuant to Section 8.9 of the Credit Agreement.
33. Effectiveness. This Amendment and Waiver shall become effective as of the date (the “Fifth Amendment and Waiver Effective Date”) on which the Administrative Agent shall have received (i) counterparts hereof duly executed by Gannett and the Administrative Agent and (ii) an executed consent letter from Lenders constituting Required Lenders authorizing the Administrative Agent to enter into this Amendment and Waiver.

34. Representations and Warranties. Gannett hereby represents and warrants that, on and as of the Fifth Amendment and Waiver Effective Date, after giving effect to this Amendment and Waiver:
(a) No Default or Event of Default has occurred and is continuing; and
(b) Each of the representations and warranties of Gannett in the Credit Agreement and this Amendment and Waiver is true and correct in all material respects, as if made on and as of the date hereof; and since December 27, 2009 there has been no Material change in the business or financial condition of Gannett and its Subsidiaries taken as a whole that has not been publicly disclosed.
35. Continuing Effect. Except as expressly amended hereby, the Credit Agreement shall continue to be and shall remain in full force and effect in accordance with its terms. From and after the date hereof, all references in the Credit Agreement thereto shall be to the Credit Agreement as amended hereby.
36. Counterparts. This Amendment and Waiver may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment and Waiver by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
37. Headings. Section headings used in this Amendment and Waiver are for convenience of reference only, are not part of this Amendment and Waiver and are not to affect the constructions of, or to be taken into consideration in interpreting, this Amendment and Waiver.
38. GOVERNING LAW. THIS AMENDMENT AND WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
39. Expenses. Gannett agrees to pay or reimburse each of the Administrative Agent and J.P. Morgan Securities LLC as a Joint Lead Arranger for all of their respective reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Amendment and Waiver, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and counsel to J.P. Morgan Securities LLC as a Joint Lead Arranger.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be executed and delivered by their duly authorized officers as of the date first written above.

GANNETT CO., INC.
By:	/s/ Michael A. Hart
	Name:	Michael A. Hart
	Title:	Vice President & Treasurer

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Antonikia (Toni) Thomas
	Name:	Antonikia (Toni) Thomas
	Title:	Assistant Vice President

BANK OF AMERICA, N.A., as Issuing Lender
By:	/s/ Peter van der Horst
	Name:	Peter van der Horst
	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as Issuing Lender
By:	/s/ Peter B. Thauer
	Name:	Peter B. Thauer
	Title:	Executive Director

JPMORGAN CHASE BANK, N.A., as successor Administrative Agent
By:	/s/ Peter B. Thauer
	Name:	Peter B. Thauer
	Title:	Executive Director
[Signature Page to Fifth Amendment — Gannett January 2005 Credit Agreement]

JPMORGAN CHASE BANK, N.A.., as Syndication Agent
By:	/s/ Peter B. Thauer
	Name:	Peter B. Thauer
	Title:	Executive Director

CITIBANK, N.A.., as Syndication Agent
By:	/s/ Elizabeth Minnella Gonzalez
	Name:	Elizabeth Minnella Gonzalez
	Title:	Vice President and Director
[Signature Page to Fifth Amendment — Gannett January 2005 Credit Agreement]

BARCLAYS BANK PLC (Lender)
By:	/s/ Noam Azachi
	Name:	Noam Azachi
	Title:	Assistant Vice President
[Signature Page to Fifth Amendment — Gannett January 2005 Credit Agreement]

COMERICA BANK (Lender)
By:	/s/ Blake Arnett
	Name:	Blake Arnett
	Title:	Vice President
[Signature Page to Fifth Amendment — Gannett January 2005 Credit Agreement]

FIRST HAWAIIAN BANK (Lender)
By:	/s/ Dawn Hofmann
	Name:	Dawn Hofmann
	Title:	Vice President
[Signature Page to Fifth Amendment — Gannett January 2005 Credit Agreement]

JPMORGAN CHASE BANK, N.A. (Lender)
By:	/s/ Peter B. Thauer
	Name:	Peter B. Thauer
	Title:	Executive Director
[Signature Page to Fifth Amendment — Gannett January 2005 Credit Agreement]

MIZUHO CORPORATE BANK, LTD. (Lender)
By:	/s/ Bertram Tang
	Name:	Bertram Tang
	Title:	Authorized Signatory
[Signature Page to Fifth Amendment — Gannett January 2005 Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION (Lender)
By:	/s/ Yoshihiro Hyakutome
	Name:	Yoshihiro Hyakutome
	Title:	General Manager
[Signature Page to Fifth Amendment — Gannett January 2005 Credit Agreement]

SUNTRUST BANK (Lender)
By:	/s/ Michael Vegh
	Name:	Michael Vegh
	Title:	Director
[Signature Page to Fifth Amendment — Gannett January 2005 Credit Agreement]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. (Lender)
By:	/s/ George Stoecklein
	Name:	George Stoecklein
	Title:	Authorized Signatory
[Signature Page to Fifth Amendment — Gannett January 2005 Credit Agreement]

BANK OF TOKYO-MITSUBISHI UFJ TRUST COMPANY (Lender)
By:	/s/ George Stoecklein
	Name:	George Stoecklein
	Title:	Vice President
[Signature Page to Fifth Amendment — Gannett January 2005 Credit Agreement]

CAPITAL ONE, N.A. (Lender)
By:	/s/ Rick Larsen
	Name:	Rick Larsen
	Title:	Senior Vice President
[Signature Page to Fifth Amendment — Gannett January 2005 Credit Agreement]

CITIBANK, N.A. (Lender)
By:	/s/ Elizabeth Minnella Gonzalez
	Name:	Elizabeth Minnella Gonzalez
	Title:	Director and Vice President
[Signature Page to Fifth Amendment — Gannett January 2005 Credit Agreement]

FIFTH THIRD BANK (Lender)
By:	/s/ Randolph J. Stierer
	Name:	Randolph J. Stierer
	Title:	Vice President
[Signature Page to Fifth Amendment — Gannett January 2005 Credit Agreement]

PNC BANK, N.A. (Lender)
By:	/s/ D. Jermaine Johnson
	Name:	D. Jermaine Johnson
	Title:	Senior Vice President
[Signature Page to Fifth Amendment — Gannett January 2005 Credit Agreement]

THE NORTHERN TRUST COMPANY (Lender)
By:	/s/ Michael Kingsley
	Name:	Michael Kingsley
	Title:	Senior Vice President
[Signature Page to Fifth Amendment — Gannett January 2005 Credit Agreement]

US BANK, NATIONAL ASSOCIATION (Lender)
By:	/s/ Steven L. Sawyer
	Name:	Steven L. Sawyer
	Title:	Vice President
[Signature Page to Fifth Amendment — Gannett January 2005 Credit Agreement]

Exhibit A

Form of Extension Agreement
[Attached.]

Exhibit B

Form of Master Assignment Agreement
[Attached.]